                                                                   EXHIBIT 10.16
                                                                   -------------

                              SEVERANCE AGREEMENT
                              -------------------


          THIS SEVERANCE AGREEMENT (this "Agreement") is entered into as of this 27th day of February, 1998 by and between MARQUETTE MEDICAL SYSTEMS, INC., a Wisconsin corporation (the "Company"), and FREDERICK A. ROBERTSON, an individual residing at 108W Ironwood Lane, Mequon, Wisconsin 53092 ("Employee"); and


          WHEREAS, Employee is a Director and Chief Executive Officer of the Company, having been elected to such positions in November, 1997;


          WHEREAS, the Employee has been associated with the Company for a number of years and has extensive knowledge, contacts and experience relating to the Company's product line, marketing plans, strategies, and financial affairs;


          WHEREAS, as an inducement for the Employee to sever certain business relationships that were of benefit to the Employee incident to his election to the office of Chief Executive Officer, the Company has agreed to provide to the Employee certain benefits upon the severance of his employment relationship with the Company; and


          NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1. In the event that the Company shall terminate the Employee's employment on or before November 30, 1999, other than for reasons of issues involving moral turpitude, the commission of a crime, gross dereliction in his duties or insubordination, the parties agree that the Employee, during the Consulting Period and subject to the terms of this Agreement, will provide general consulting and advisory services to the Company with respect to those Company matters as to which the Employee has knowledge and which the Company shall, from time to time, request the Employee's assistance. The services to be rendered by Employee hereunder will be performed by the Employee at such place as the Employee may determine and shall be substantially in the form of telephone advice and occasional meetings.

2. The term of Employee's consultancy hereunder (the "Consulting Period") shall commence on the effective date of his termination of employment and shall expire ninety (90) days thereafter.

3. (a) As compensation for the consulting and advisory services to be rendered by Employee to the Company hereunder, the Company shall pay to the Employee a fee (the "Consulting Fee") in an amount equal to the base salary of the Employee in effect as of the date of his termination, such fee to be paid in twelve (12) equal monthly installments on the first day of each of the twelve calendar months succeeding the effective date of the Employee's termination (the "Payment Period") while this Agreement remains in effect.

               (b) The Employee agrees that if, during the Payment Period, he becomes employed by or associated with as an employee, partner, member or agent or officer or director of any organization engaged in the manufacture, design or sale of medical devices or equipment competitive with any medical devices or equipment sold by the Company, the Company's obligation to continue to make payments hereunder shall immediately terminate and, to the extent any payments are thereafter made, the Company shall have the right to recover any such payments made following such affiliation.

              (c) Employee shall not be entitled to any other compensation for his services or covenants hereunder, provided that the Company will reimburse Employee for all reasonable out-of-pocket travel or transportation expenses incurred by him if, at the request of the Company, he agrees to travel incident to the performance of his services hereunder.


4. Employee shall at all times during the Payment Period act as an independent contractor of the Company and nothing herein shall be deemed or construed to create the relationship of partner, employee, agent or joint venturer between Employee and the Company, or of any other relationship other than that of independent contractor. Employee shall not transact any business in the name of the Company, nor obligate the Company in any manner, character or description, without the express prior written approval of the Company. Employee shall limit his activities to the obligations and duties hereinabove specified and shall have no power or authority to bind or obligate the Company in any respect whatsoever.

5. The payment to Employee specified in Section 3 above shall be made without deduction for payroll taxes. Employee assumes full responsibility for payment of payroll taxes applicable to such payment.

6. All written reports, recommendations, advice, records, documents and other materials prepared or obtained by Employee or coming into his possession or control during the Consulting Period which relate to the Company shall be the sole and exclusive property of the Company, and, at the end of the Consulting Period or, at the request of the Company, during the Consulting Period, Employee shall promptly deliver all such written materials to the Company.

7. All notices hereunder shall be given in writing by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following respective addresses, or at such other address as may from time to time be designated by either party to the other hereunder in accordance with this Section 7:

          To Employee:

               Frederick A. Robertson
               108W Ironwood Lane
               Mequon, Wisconsin 53092

          To the Company:

               Marquette Medical Systems, Inc.
               8200 Tower Avenue
               Milwaukee, Wisconsin 53203

               Attention: Chairman of the Board

               All such notices and communications hereunder shall be effective and deemed given, if mailed, on and as of the date of receipt, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities and, if delivered by hand, on and as of the date of receipt, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed, as applicable.

8. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party .

9. In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to principles of conflict of law thereunder.

11. This Agreement shall not be assignable, in whole or in part, by any party without the prior written consent of the other parties and any attempted assignment without such prior written consent shall be void. Notwithstanding the foregoing, the Company may assign this Agreement to, and it shall inure to the benefit of and be binding upon, any entity controlled by, controlling, or under common control with the Company.

12. This Agreement may not be amended, terminated or superseded except by an agreement in writing between the Company and Employee.

13. This Agreement and the provisions thereof shall be binding upon and inure to the benefit of, in the case of Employee, his heirs, beneficiaries, personal representatives, executors, successors and permitted assigns, and, in the case of the Company, its respective successors and permitted assigns.

14. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original hereof but all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.


                                   MARQUETTE MEDICAL SYSTEMS, INC.


                                   BY:____________________________
                                        CHAIRMAN OF THE BOARD


                                      ____________________________
                                        FREDERICK A. ROBERTSON